UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 3, 2018
BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)
1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On August 6, 2018, Boise Cascade Company (the "Company") issued a press release announcing its second quarter 2018 financial results, a copy of which is furnished as Exhibit 99.1 to this Report on Form 8-K. Additionally, Exhibit 99.2, a copy of which is furnished hereby, includes certain statistical information relative to the Company's quarterly performance.

The Company has reconciled all non-GAAP measures presented to the most directly comparable GAAP measure.

Item 8.01. Other Events.

On August 3, 2018, the Company entered into a commitment letter (the “Commitment Letter”) with The Prudential Insurance Company of America (“Prudential”). Under the Commitment Letter, the Company agreed to purchase a group annuity contract from Prudential pursuant to which the Company will irrevocably transfer to Prudential the future benefit obligations and annuity administration for retirees (or their beneficiaries) in payout status as of July 1, 2018, that participate in the Company’s pension plan. The Company will fund the purchase of the group annuity contract with plan assets and agreed to transfer the premium amount to Prudential on August 10, 2018. Prudential will commence benefit payments to these retirees on October 1, 2018. All transferred participants will continue to receive their benefits from the pension plan until such time.

By transferring the future benefit obligations and annuity administration to Prudential, the Company expects to reduce its qualified pension plan liabilities by approximately 40 percent, or $122 million. In addition, the Company expects to recognize a non-cash pension settlement charge of approximately $10 million before tax in the third quarter of 2018, as a result of the application of pension settlement accounting rules, which require the Company to remeasure the pension plan as of August 10, 2018.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are or may be considered forward-looking statements. These statements reflect Company management’s current views and expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to (i) the inability to enter into the annuity contract within the expected timeframe or at all; (ii) the failure to realize the expected benefits from the entry into the annuity contract or the delay in realization thereof; (iii) the amount and timing of the expected settlement charge; and (iv) other factors that can be found in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit	Description

Exhibit 99.1	Boise Cascade Company Earnings Release dated August 6, 2018.

Exhibit 99.2	Boise Cascade Company Quarterly Statistical Information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: August 6, 2018